Exhibit 99.3

Designated Filer: Issuer & Ticker Symbol: Date of Event Requiring Statement:	Retail & Restaurant Growth Capital, L.P. Teletouch Communications, Inc. (TLLE.OB) August 18, 2011

Joint Filers’ Signatures

RETAIL & RESTAURANT GROWTH PARTNERS, L.P.

By: Retail & Restaurant Growth Management, Inc.,

its general partner

By: /s/ Raymond C. Hemmig	Date: August 30, 2011

Name: Raymond C. Hemmig Title: Chairman and CEO
RETAIL & RESTAURANT GROWTH MANAGEMENT, INC.
By: /s/ Raymond C. Hemmig	Date: August 30, 2011

Name: Raymond C. Hemmig Title: Chairman and CEO